Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is effective as of April 9, 2015 (the “Execution Date”), by and between CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Board of Directors of the Company (the “Board”) has authorized the sale and issuance to the Purchaser and other purchasers who are “accredited investors” within the meaning of Rule 501 under the Securities Act (collectively, the “Other Purchasers,” and together with the Purchaser, the “Purchasers”) of up to 724,000 shares of its Series A Preferred Stock (as defined below), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Automatic Conversion” shall have the meaning ascribed to such term in Section 4.3.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Florida are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Series A Preferred Stock pursuant to Section 2.2.

“Closing Date” means two (2) Business Days after the Execution Date, unless otherwise agreed in writing by all of the parties.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.2.

“Required Amendment” shall have the meaning ascribed to such term in Section 2.3(a)(ii).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” shall mean the Series A Preferred Stock issued hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company, $0.0001 par value per share.

“Tonaquint Lien” any Lien disclosed in the Company’s Form 8-K filing filed on December 23, 2014, arising from the transaction described therein (the “Tonaquint Transaction”).

“Trading Market” means markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Required Amendments, and any other documents or agreements executed by the Purchasers in connection with the transactions contemplated hereby.

“Transfer Agent” means the transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE

2.1 Signing. On the Execution Date, the parties shall execute and deliver this Agreement, pursuant to which the Company agrees to sell, and the Purchaser agrees to purchase, 724,000 shares of Series A Preferred Stock (the “Shares”), upon the terms and subject to the conditions set forth herein.

2.2 Closing Date. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase the Shares for a purchase price of $724,000 (the “Purchase Price”).  The Purchaser shall deliver the Purchase Price to the Company in immediately available funds via wire transfer, and the Company shall deliver to the Purchaser a stock certificate representing the Shares, and the Company and the Purchaser shall also deliver the other items set forth in Section 2.3 at the Closing. The Closing shall only occur upon satisfaction of the conditions set forth in Sections 2.3 and 2.4.

2.3 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) A stock certificate representing the Shares, registered in the name of the Purchaser;

(ii) A certified copy of the amendment to the Articles of Incorporation (the “Required Amendment”) of the Company authorizing the Series A Preferred Stock; and

(iii) An executed counterpart to the Stockholder Agreement in the form attached hereto as Exhibit B.

(iv) An Officer’s Certificate attesting that (i) the Company has performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Closing Date, including those set forth in Section 2.4, and has obtained all consents and approvals required for the consummation of the transactions contemplated hereby; and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto are true and correct at and as of the Closing Date (the “Officer’s Certificate”).

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) The Purchase Price in immediately available funds via wire transfer; and

(ii) An executed counterpart to the Stockholder Agreement in the form attached hereto as Exhibit B.

(iii) An Investor Questionnaire (in the form attached hereto as Exhibit A) duly executed by the Purchaser; and

2.4 Covenants.  As inducement for the purchase of the Series A Preferred Stock the Company hereby covenants and agrees as follows:

(i) the Company shall hold its May 7, 2015, Special Meeting of Shareholders (the “Special Meeting”);

(ii) the Company will use reasonable best efforts to hold its Annual Shareholder Meeting within one hundred twenty (120) days of the Closing Date in order to confirm the election of Directors to the Board and to vote on other matters as recommended by the Board;

(iii) the proceeds of the sale of the Series A Preferred Stock shall be used exclusively for the repayment of outstanding indebtedness.

(iv) Joseph Vicente (“Vicente”) shall continue to be employed under his current employment agreement with the Company, which commenced on January 1, 2015 (the “Employment Agreement”); provided, however, that prior to the Closing the Employment Agreement shall be amended such that the CEO salary and bonus will be paid in cash unless otherwise determined by the Board after the Closing; and

(v) Stephen Morgan (“Morgan”) shall continue to be employed under his current employment agreement with the Company, which commenced on April 1, 2015 (the “Employment Agreement”); provided, however, that prior to the Closing the Employment Agreement shall be amended such that the salary and bonus will be paid in cash unless otherwise determined by the Board after the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company, on behalf of itself and each of its Affiliates and subsidiaries, hereby makes the following representations and warranties to each Purchaser as of the Closing Date.  As used herein, as applicable, the term “Company” shall include Cord Blood America, Inc. and each of its subsidiaries.

(a) Subsidiaries.  All subsidiaries of the Company are identified in the SEC Documents.

(b) Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, other than as set forth on Schedule 3.1(b) hereof.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, but not limited to, the authorization and issuance of the Series A Preferred Stock pursuant to this Agreement.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s  certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f) Issuance of the Securities.  The Series A Preferred Stock are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  If and when the Series A Preferred Stock is converted into shares of Common Stock, such Common Stock will be duly authorized, duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization.  The capitalization of the Company is as disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Annual Report”).1  Except as a result of (i) the Tonaquint Transaction; (ii) agreements with employees which set forth on Schedule 3.1(g) hereof; (iii) the purchase and sale of the Securities, or (iv) otherwise as set forth in such Annual Report, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Preferred Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or Preferred Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Documents.    The Company hereby makes reference to the following documents filed by the Company with the Commission, which are available for review on the Commission’s website, www.sec.gov (collectively, the “SEC Documents”): (a) the Annual Report; and (b) the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014; and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on the Company, its business, financial condition or results of operations).  Except as and to the extent set forth on the balance sheet of the Company as of December 31, 2014, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(i) Material Changes.  Since December 31, 2014, except as (a) disclosed as a subsequent event in the Annual Report and (b) otherwise disclosed to Purchaser: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, if any. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation.  Other than the action pending in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County Florida, Civil Division, Cryo-Cell International, Inc. vs. Cord Blood America, Inc., there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k) Compliance.  Company (a) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company under), and has not received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except: (i) in the case that clauses (a), (b) and (c) would not result in a Material Adverse Effect; and (ii) as set forth on Schedule 3.1(k).

(l) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets.  All material property and assets owned by the Company are owned outright free and clear of mortgages, pledges, security interests, Liens, charges and other encumbrances, except for (i) Liens for current taxes not yet due,  (ii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company, or (iii) the Tonaquint Liens.

(n) Intellectual Property.

(i) Company owns, or possesses adequate rights or licenses to use all trademarks, trademark applications, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, copyright applications, inventions, licenses, permits, approvals, governmental authorizations, know-how (including trade secrets and other unpatented and/or unpatentable proprietary and confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property Rights”) necessary to conduct its business as now conducted or proposed to be conducted.  Company’s Intellectual Property Rights are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, or is expected to expire or terminate within three years from the date of this Agreement, and all applications therefor are pending and in good standing.  Company does not have any knowledge of any infringement by Company of Intellectual Property Rights of others, or of any such development of similar or identical trade secrets or technical information by others and no claim, action or proceeding has been made or brought against, or to Company’s knowledge, has been threatened against, Company regarding infringement of Intellectual Property Rights.

(ii) Company is not in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by Company), and has not received notice of a claim that it is in material default under or that it is in material violation of, any license agreement, collaboration agreement, development agreement or similar agreement relating to its businesses.

(o) Transactions with Affiliates and Employees. Other than as described in SEC Documents, none of the officers, directors, employees and/or Affiliates of Company is a party to any transaction with Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such Affiliate or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, partner or Affiliate other than (a) for payment of salary or bonus amounts or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Company, which in the aggregate (for the total amount in (a), (b) and (c) combined) does not exceed the amount of $40,000 for any one officer, director, employee or Affiliate.

(p) Listing and Maintenance Requirements. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the Trading Market on which the Common Stock is traded.

(q) Right of First Refusal; Anti-Dilution Right. No person is a party to any agreement, contract or understanding, written or oral entitling such party to (i) a right of first refusal or (ii) purchase or otherwise receive any securities of Company, at any time, in each case with respect to offerings of securities by Company, other than such arising from the Tonaquint Transaction.

3.2 Representations and Warranties of Purchaser.    Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the Closing Date to the Company as follows:

(a) Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time the Purchaser was offered the Series A Preferred Stock it was, and at the Closing Date it is, either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Company Information.  The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically, and to ask questions and receive answers from the Company regarding the business, prospects and financial condition of the Company).  The Purchaser has reviewed (i) copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the Annual Report, and (ii) copies of all other reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and there is no further information about the Company that the Purchaser desires in determining whether to acquire the Securities. None of the foregoing, however, limits or modifies the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 The Purchaser will not take any action to interfere with the Special Meeting.

4.2 Transfer Restrictions.

(a) Subject to compliance with state and federal securities laws, each Purchaser shall have the right to transfer Securities issued pursuant to the terms hereof at any time.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following forms:

(i) NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THE SHARES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(ii) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A CERTAIN PREFERRED STOCK PURCHASE AGREEMENT ENTERED INTO BY THE ORIGINAL HOLDER OF THE UNDERLYING SHARES AND THE COMPANY. A COPY OF THE RELEVANT PROVISIONS THEREOF ARE AVAILABLE FROM THE COMPANY UPON REQUEST.”

(c) The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity.  The Company shall not disclose publicly the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by the federal securities laws in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.6 Use of Funds. The Company agrees that the funds shall be used for the repayment of the Company’s outstanding debt obligations and then, once such debt is paid, for other general corporate purposes, as determined by the Board after the Closing.

4.7 Board Practices. The Company will take all action necessary to ensure that the Board adopts and ascribes to generally accepted best practices.

ARTICLE V
INDEMNIFICATION BY THE COMPANY

The Company agrees to indemnify, defend and hold each Purchaser, and its respective affiliates, subsidiaries, partners, officers, employees, trustees, directors, and agents, harmless against any third party claims, losses or damages arising out of or relating to or in connection with (i) the issuance of the Series A Preferred Stock by the Company pursuant to this Agreement, or (ii) any breach of the Company’s representations and warranties set forth in this Agreement, including, but not necessarily limited to, the representations and warranties set forth in Section 3.1.
suerrm agreement but they will each sign it separatelys were owned by DavidTHE TERMS OF THE PURCHASE ARE ON EXHIBIT A - INSE

ARTICLE VI
MISCELLANEOUS

6.1 Fees and Expenses. Subject to the conditions stated herein, the Company shall reimburse the Purchaser for up to $50,000 of costs and expenses related to its legal costs and incurred in connection with the drafting of the Transaction Documents (“Reimbursement Cap”). After the payment of the Reimbursement Cap, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however; such Reimbursement Cap may be exceeded should any of the following conditions not be met: (i) a Closing shall take place on or before April 20, 2015, unless otherwise agreed to in writing by the parties; or (ii) reasonable cooperation and agreement by the Company and its counsel with respect to the negotiation and execution of the Transaction Documents.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

6.2 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Miami Florida time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Miami Florida time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto, as may be changed from time to time by a party upon written notice to the other party.

6.4 Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company and the Purchaser.  No waiver of any default with respect to any provision, condition or requirement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (other than by merger).

6.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.   Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9 Survival.  The representations and, warranties, shall survive the Closing and the issuance of the Securities for the applicable statute of limitations.

6.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13 Replacement of Stock Certificate.  If any stock certificate or other instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new stock certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new stock certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement stock certificate or other instrument.

6.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CORD BLOOD AMERICA, INC.

By:	/s/ Joseph Vicente
Joseph Vicente
President

Address for Notices:

1857 Helm Lane
Las Vegas NV 89119
Email: jvicente@cordblood-america.com

Red Oak Fund LP

By:	/s/ David Sandberg
David Sandberg
Managing Member

Address for Notices:

1969 SW 17th St.
Boca Raton, FL, 33486
Email: dsandberg@redoakpartners.com

Red Oak Long Fund LP

By:	/s/ David Sandberg
David Sandberg
Managing Member

Address for Notices:

1969 SW 17th St.
Boca Raton, FL, 33486
Email: dsandberg@redoakpartners.com

Pinnacle Opportunities Fund, LP

By:	/s/ David Sandberg
David Sandberg
Managing Member

Address for Notices:

1969 SW 17th St.
Boca Raton, FL, 33486
Email: dsandberg@redoakpartners.com

EXHIBIT A

INVESTOR QUESTIONNAIRE

EXHIBIT B

STOCKHOLDER AGREEMENT